UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2021

PARALLAX HEALTH SCIENCES, INC.

(Exact name of Company as specified in its charter)

Nevada	000-52534	46-4733512
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
3415 S. Sepulveda Blvd, Suite 1100-6592 Los Angeles, CA 90034 (Address of principal executive offices) (888) 263-9799 (Registrant’s Telephone Number)
2054 Vista Parkway Emerald View, Suite 400 West Palm Beach, FL 33411 (Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company	☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

As used in this current report and unless otherwise indicated, the terms "we", "us", "our", “Company”, and “Parallax” mean Parallax Health Sciences, Inc., a Nevada corporation, and its subsidiaries, unless otherwise indicated.

ITEM 1.01ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

The information set forth in Item 8.01 of this report is incorporated in this Item 1.01 by reference in its entirety.

ITEM 8.01OTHER EVENTS

Parallax Health Sciences, Inc. (the “Company”), its former Chief Executive Officer, Paul Arena (“former CEO”), and its Chief Technology Officer, Nathaniel Bradley (“CTO”), entered into settlements with the U.S. Securities and Exchange Commission (the “SEC”), resolving a civil lawsuit filed by the SEC in the U.S. District Court for the Southern District of New York (the “Complaint”) against the Company, its former CEO, and its CTO alleging that the Company made false and misleading statements in a series of press releases issued in March and April 2020 about the Company’s efforts to fight COVID-19, including that the Company had a COVID-19 screening test in development that would be “available soon” and that it had medical and personal protective equipment (PPE) for “immediate sale.”  The SEC’s allegations against the former CEO and CTO related to their roles in the statements.

The SEC’s Complaint alleged that the Company and the former CEO violated Sections 17(a)(1) and (3) of the Securities Act of 1933 and Section 10(b) of the Securities Exchange Act of 1934 and Rule 10b-5 thereunder, and the CTO violated Section 17(a)(3) of the Securities Act of 1933.  The Company, the former CEO and the CTO all settled the SEC’s Complaint without admitting or denying the SEC’s allegations.

Under the terms of the settlements, the Company, the former CEO and the CTO consented to the entry of judgments permanently enjoining them from future violations of the charged provisions and requiring them to pay penalties of $100,000, $45,000, and $40,000, respectively.  The former CEO also agreed to be prohibited for five years from acting as a public company officer or director and from participating in an offering of penny stock.  The former CEO subsequently resigned his position as Director, President and CEO of the Company. Mr. Bradley, the CTO, without admitting or denying the SEC’s allegation of negligence under Section 17(a)(3) of the Securities Act of 1933, agreed to be prohibited for three years from participating in an offering of a penny stock.  Mr. Bradley remains the Company's Chief Technology Officer and Director, and President of Parallax Health Management, one of the Company’s subsidiaries.

The Company, the former CEO and the CTO remitted timely their first scheduled payments which were due within 30 days of the July 9, 2021, entry of the Order in the United States District Court.

Previously, in connection with the same investigation that gave rise to this settled lawsuit, on April 10, 2020, the SEC temporarily suspended trading in the Company’s common stock for a period of ten days due to questions about the adequacy and accuracy of information in the marketplace, specifically the statements referenced in the Complaint.  The trading suspension expired on April 24, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARALLAX HEALTH SCIENCES, INC.

Dated: August 30, 2021	/s/ Calli R. Bucci
Calli R, Bucci
Chief Financial Officer